Exhibit 99.1

First Interstate BancSystem Receives Regulatory Approvals from the Federal Reserve System and Montana Division of Banking
for Great Western Bancorp Merger

BILLINGS, MT and Sioux Falls, SD—Dec. 22, 2021— First Interstate BancSystem, Inc. (NASDAQ: FIBK) (“FIBK”), parent company of First Interstate Bank, and Great Western Bancorp, Inc. (NYSE: GWB) (“GWB”), parent company of Great Western Bank, today jointly announced that they have received the required regulatory clearances from the Board of Governors of the Federal Reserve System and the Montana Division of Banking and Financial Institutions related to the proposed merger of FIBK and GWB and the merger of FIBK’s and GWB’s respective subsidiary banks, First Interstate Bank and Great Western Bank.

The merger of GWB into FIBK and the transaction is expected to close in February 2022, subject to other customary closing conditions set forth in the merger agreement between FIBK and GWB, including regulatory approval from the Division of Banking of the South Dakota Department of Labor and Regulation and receipt of the requisite approvals of the shareholders of FIBK and stockholders of GWB at their upcoming special meetings on January 19, 2022. The combined holding company will operate under the First Interstate name and brand with the company’s headquarters remaining in Billings, Montana.

The combined company leverages the strengths of both organizations, creating a diversified, community-focused banking franchise with a network of more than 300 branches across 14 states. With assets totaling over $32 billion, the pro forma company establishes FIBK as the premier banking franchise in the West.

"We are pleased to have received regulatory approval from the Federal Reserve and from the State of Montana of our partnership with Great Western Bank," said Kevin Riley, FIBK President and CEO. "We are eager to expand First Interstate’s community banking model into eight new states and look forward to building relationships with the employees and clients who call these beautiful regions home.”

After closing, FIBK will provide GWB customers comprehensive information relating to the anticipated conversion of their accounts in May 2022, at which time GWB branches will become FIBK branches. Until then, clients will continue to be served through their respective GWB and FIBK branches, websites, and mobile apps.

“We’re excited to join forces, and confident that both companies’ stakeholders will benefit from this partnership,” said Mark Borrecco, GWB President and CEO. “We’ll be able to offer customers access to additional branch locations and new products and services, provide new growth and professional development opportunities to our employees, deliver additional returns to our shareholders, and have an even greater impact on our communities.”

About First Interstate BancSystem, Inc.
First Interstate BancSystem, Inc. is a financial services holding company headquartered in Billings, Montana. It is the parent company of First Interstate Bank, a community bank with $19.3 billion in assets as of September 30, 2021. First Interstate proudly delivers financial solutions across Idaho, Montana, Oregon, South Dakota, Washington, and Wyoming. A recognized leader in community banking services, First Interstate is driven by strong values as well as a commitment to delivering a rewarding experience to its employees, strong returns to shareholders, exceptional products and services to its clients, and resources to the communities it serves. More information is available at www.firstinterstate.com.

About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service, $13 billion regional bank focused on relationship-based business banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, and South Dakota. To learn more about Great Western Bank, visit www.greatwesternbank.com.

Cautionary Note Regarding Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, which involve inherent risks and uncertainties. Any statements about FIBK’s, GWB’s or the combined company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates, and other important factors that change over time and could cause actual results to differ materially from any results, performance, or events expressed or implied by such forward-looking statements. Such forward-looking statements include but are not limited to statements about the benefits of the business combination transaction between FIBK and GWB (the “Transaction”), including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts.

These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected. In addition to factors previously disclosed in FIBK’s and GWB’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between FIBK and GWB; the outcome of any legal proceedings that may be instituted against FIBK or GWB; the possibility that the Transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which FIBK and GWB operate; the ability to promptly and effectively integrate the businesses of FIBK and GWB; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of FIBK’s or GWB’s customers, employees or other business partners, including those resulting from the announcement or completion of the Transaction; the dilution caused by FIBK’s issuance of additional shares of its capital stock in connection with the Transaction; the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters; and the impact of the global COVID-19 pandemic on FIBK’s or GWB’s businesses, the ability to complete the Transaction or any of the other foregoing risks.

These factors are not necessarily all of the factors that could cause FIBK’s, GWB’s or the combined company’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm FIBK’s, GWB’s or the combined company’s results.
All forward-looking statements attributable to FIBK, GWB, or the combined company, or persons acting on FIBK’s or GWB’s behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and FIBK and GWB do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If FIBK or GWB update one or more forward-looking statements, no inference should be drawn that FIBK or GWB will make additional updates with respect to those or other forward-looking statements. Further information regarding FIBK, GWB and factors which could affect the forward-looking statements contained herein can be found in the registration statement on Form S-4, as well as FIBK’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and its other filings with the SEC, and in GWB’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, and its other filings with the SEC.

Additional Information about the Transaction and Where to Find It
This communication is being made with respect to the proposed transaction involving FIBK and GWB. This material is not a solicitation of any vote or approval of GWB stockholders and is not a substitute for the joint proxy statement/prospectus or any other documents that GWB may send to stockholders in connection with the proposed merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the Transaction, FIBK has filed with the SEC a Registration Statement on Form S-4 to register the shares of FIBK capital stock to be issued in connection with the Transaction. The Registration Statement includes a joint proxy statement of FIBK and GWB that also constitutes a prospectus of FIBK. The registration statement on Form S-4 was declared effective by the SEC on December 16, 2021, and FIBK and GWB commenced mailing the definitive joint proxy statement/prospectus to their shareholders and stockholders, respectively, on or about December 16, 2021.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING FIBK, GWB, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by FIBK or GWB through the website maintained by the SEC at http://www.sec.gov or from FIBK at its website, www.fibk.com, or from GWB at its website, www.greatwesternbank.com. Documents filed with the SEC by FIBK are available free of charge by accessing the “SEC Filings” page of FIBK’s website at www.fibk.com/sec-filings, or alternatively by directing a request by mail or telephone to First Interstate BancSystem, Inc., 401 N. 31st Street, Billings, Montana, 59116, Attention: John Stewart, Deputy Chief Financial Officer, telephone: 406-255-5311, and documents filed with the SEC by GWB are available free of charge by accessing GWB’s website at www.greatwesternbank.com under the tab “Investor Relations” and then under the heading “Financial Info – Documents” or, alternatively, by directing a request by telephone or mail to Great Western Bancorp Inc., 225 South Main Avenue, Sioux Falls, South Dakota 57104, (605) 988-9253.

Participants in the Solicitation
FIBK, GWB, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of FIBK and stockholders of GWB in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of FIBK and GWB and other persons who may be deemed to be participants in the solicitation of shareholders of FIBK and stockholders of GWB in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, is included in the joint proxy statement/prospectus related to the Transaction. Additional information about FIBK, the directors and executive officers of FIBK and their ownership of FIBK common stock is also set forth in the definitive proxy statement for FIBK’s 2021 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on April 14, 2021, and other documents subsequently filed by FIBK with the SEC. Additional information about GWB, the directors and executive officers of GWB and their ownership of GWB common stock can also be found in GWB’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as filed with the SEC on November 24, 2021, and other documents subsequently filed by GWB with the SEC. Free copies of these documents may be obtained as described above.

Contacts

Media:
Brittany Cremer
PR & Communications Manager
406-255-5310
brittany.cremer@fib.com

Investors:
John R. Stewart, CFA
Deputy Chief Financial Officer
406-255-5311
john.stewart@fib.com

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